CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163, 333-75269, 333-51776 and 333-64822) of Intermagnetics General Corporation of our report dated November 1, 2004 relating to the financial statements and financial statement schedule of IGC 401(K) Retirement Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
November 18, 2004